Released Tuesday, September 9, 2008

Advance Nanotech Strengthens its Board of Directors with New Additions

NEW YORK, NY – September 9, 2009 – Advance Nanotech, Inc., (OTCBB: AVNA), today announced that it has appointed four new members to its Board of Directors. The Board appointments follow completion of the share exchange with certain shareholders of the Company’s majority-owned subsidiary, Owlstone Nanotech, Inc., announced on Friday, September 5, 2008. The following persons have been appointed to the Board of Directors of the Company: Andrew Cosentino as Chairman of the Board, Joseph Zappulla, Dr. Peter Gammel and Jon Buttles.

Andrew Cosentino, a graduate of Yale University, has nearly 30 years of experience in structuring, negotiating and consummating strategic transactions for public and private companies ranging from early growth phase companies to mature industry leaders, as well as investment banking firms and funds, in the United States, Europe and elsewhere. After many years as a partner in major U.S. law firms, Mr. Cosentino left the private practice of law to offer his own services as a high level consultant to businesses, primarily consulting for management and boards of directors of public and private companies in high technology, investment banking, biotechnology, and software-driven businesses. He regularly counsels clients in the formation and structuring, capitalization (through private and public equity financing, including seed capital, early stage, venture capital and mezzanine financing, private placements, IPOs and secondary offerings, and bank, lease and other financings), operation (including matters such as key contracts with vendors, customers and executives, compliance and corporate governance), merger, acquisition and disposition, and recapitalization and reorganization of their businesses. As an outgrowth of consulting relationships, Mr. Cosentino serves as a director of a number of publicly listed companies.

In addition to joining the Board, Joseph Zappulla has accepted the role as Chairman of the Audit Committee, replacing Peter Rugg, who will be focusing upon other matters and remains on the Board. Mr. Zappulla has over 25 years of executive management experience in financial operations, investment banking, mergers and acquisitions, investment analysis, capital raising, corporate development and strategic planning and budgeting. Mr. Zappulla founded in 1999 and serves as CEO of Grannus Financial Advisors, Inc., a strategic consulting firm on matters such as financial operational review, corporate governance, investor relations, capital raising, mergers and acquisitions, and general business needs. Prior to Grannus, Mr. Zappulla served as a director for Mabon Securities engaged to help turn-around the 100 year brokerage firm. In this role, he also managed strategic planning, compliance, and internal audit. Earlier, he served as member of the U.S. equities management team at S.G.Warburg and Co. directing the firm’s institutional equities effort worldwide, as well as its finance and administration, treasury operations, and accounting in the U.S. For nearly 10 years, Mr. Zappulla worked at Donaldson, Lufkin and Jenrette in its institutional equities division in varying capacities from trading to management, including strategic planning and budgeting and financial administration. He began his career at American Express Co. as an analyst, where he spent two years analyzing financial operations and markets. He holds an MBA from Suffolk University (Boston, MA) and is currently FINRA Registered Series 7, 24 and 63.

Dr. Peter Gammel previously served on the Company’s Board of Directors from August 10, 2006 to November 13th 2006. In addition to rejoining the Board, he will assume the added responsibility of Governance Committee Chairman. Dr. Gammel has his PhD in Physics from Cornell University (1987) and his B.S. in both physics and mathematics from M.I.T. (1981), and was awarded A.D. White Fellowship and the Phi Beta Kappa, W. McMillan Prize. Dr. Gammel has published more than 200 technical publications, presented at over 50 conferences and has been issued or is in the process of applying for more than 25 patents. He is currently Chief Technical Officer and Vice President of Engineering for SiGe Semiconductor. SiGe is a global leader in RF for WLAN and GPS Dr. Gammel was Vice President of Engineering at Renaissance Wireless where he managed the development of a line of RF acoustic wave filters and switches, and served as Chief Technical Officer of the Analog Products Business Unit of Agere Systems, where his team was responsible for the development of laterally diffused metal oxide semiconductor power amplifiers. For over 15 years into 2002, Dr. Gammel was a Distinguished Member of Technical Staff with Bell Laboratories-Lucent Technologies. Dr. Gammel also served as the Chief Technical Officer for Advanced Nanotech for 14-months through August 2006.

Jon Buttles has been a partner and consultant to the Company’s Owlstone Nanotech, Inc. subsidiary since its inception. Mr. Buttles is the founder and managing partner of Core Equity Group LLC, a financial advisory and strategic consulting firm focused on building, financing and growing emerging technology companies. Prior to Core Equity Group LLC, Mr. Buttles was managing director at SBI USA LLC, a boutique investment bank formerly affiliated with SOFTBANK Japan, where he led banking transactions in the public and private banking sectors across a diverse group of industries. Prior to SBI USA, Mr. Buttles worked at Monument Advisors Inc, a middle market private equity boutique, managing a mezzanine fund and a leveraged buyout fund. Mr. Buttles has a strong base of corporate finance experience in technology investment banking, public and private placements, leveraged buy-outs, private equity fund management and mergers and acquisitions. Mr. Buttles holds a bachelors degree from Miami University in Finance.

“The addition of these new members to the Board of Directors marks a significant milestone in the progression of the company”, commented Bret Bader, CEO of Advance Nanotech. “The return of Dr. Peter Gammel as a Board member is a clear validation of the direction we are heading as a company. Dr. Gammel’s familiarity with the Owlstone sensor, experience in commercialization and application development, along with his contacts in the industry, will prove extremely valuable to Owlstone as it continues its product development and pursuit of strategic relationships. Andrew Cosentino has been integral to the completion of the Exchange Agreement, and his business and securities experience will prove invaluable to the Company as it continues its pursuit of strategic partnerships and development agreements.”

Mr. Bader continued, “Owlstone has benefitted greatly from Jon Buttles’ assistance over the years. His understanding of our business model, coupled with the business expertise has enabled him to provide knowledgeable counsel during our transition period. His continued involvement from a Board level will be instrumental as we move into the commercializing phase.” Mr. Bader concluded, “We were encouraged when Joe Zappulla accepted a seat on the Board and, especially, as Chairman of the Audit Committee. Joe has spent an a great deal of time examining our financial structure, and understands the importance of financial disclosure to the investment community. His background in strategic planning and financial modeling will also aid us in this crucial process. We are fortunate to have attracted such talent to augment the company’s leadership. This will enable me to focus my energies on developing applications using our unique technology and building a solid revenue stream.”

About Owlstone Nanotech, Inc.

Owlstone Nanotech, Inc. (“Owlstone”) is majority owned subsidiary of Advance Nanotech and is a pioneer in the commercialization of nanotechnology-based chemical detection products. The Owlstone Detector is a revolutionary dime-sized sensor that can be programmed to detect a wide range of chemical agents that may be present in extremely small quantities. Using leading-edge micro- and nano-fabrication techniques, Owlstone has created a complete chemical detection system capable of superior performance, significantly smaller and can be produced materially more cost than existing technology. There are numerous applications -- across industries from security and defense to industrial process, air quality control and healthcare -- that depend on the rapid, accurate detection and measurement of chemical compounds. Owlstone works with market leaders within these applications to integrate the detector into next generation chemical sensing products and solutions. Owlstone's technology offers a unique combination of benefits, including: small size, low manufacturing costs, minimal power consumption, reduced false-positives, and a customizable platform.

About Advance Nanotech

Advance Nanotech is in the process of shifting to becoming an operating company focused on chemical and biological next generation detection. Its proprietary technologies, developed at Cambridge University, are uniquely silicon based thus offering miniaturization and network capability with wireless opportunities. The advantages of this protocol permits for real-time precision analytics leading to potential prevention of ensuing issues, concerns and dangers. Through its majority owned subsidiary, Owlstone Nanotech, Advance Nanotech has 1 recently awarded patent and 18 patent pending applications. For more information on Advance Nanotech, please visit www.advancenanotech.com.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including general economic conditions, spending levels, market acceptance of product lines, the recent economic slowdown affecting technology companies, the future success of scientific studies, ability to successfully develop products, rapid technological change, changes in demand for future products, legislative, regulatory and competitive developments and other factors could cause actual results to differ materially from the Company's expectations. Advance Nanotech’s Annual Report on Form 10KSB, recent and forthcoming Quarterly Reports on Form 10QSB, recent Current Reports and other SEC filings discuss some of the important risk factors that may affect Advance Nanotech’s business, results of operations and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

SOURCE Advance Nanotech, Inc.

For more information, contact:

Yvonne Zappulla
Managing Director
Grannus Financial Advisors, Inc.
212-681-4108
Yvonne@grannusfinancial.com